Exhibit 10.1

BINDING TERM SHEET

Global License Agreement for VXM01

Among OSR Holdings, Inc., Vaximm AG (collectively, “Licensor”) and BCM Europe AG (“Licensee”)

Date: 23 March, 2026

This Binding Term Sheet (this “Term Sheet”) supersedes and replaces in its entirety the Binding Term Sheet dated 13 January, 2026 between BCM Europe AG and Vaximm AG, and reflects the agreed updated transaction structure as described herein.

1. Parties

Licensor:

●	OSR Holdings, Inc. (“OSRH”), a publicly listed biomedical holding company (NASDAQ: OSRH), acting as direct counterparty and primary beneficiary of milestone and royalty payments under this Term Sheet.

●	Vaximm AG, a Swiss biotechnology company and wholly-owned subsidiary of OSRH, as the owner and developer of the VXM01 oral cancer immunotherapy platform.

Licensee:

●	BCM Europe AG (“BCME”), a Swiss-based investment entity and the largest shareholder of OSR Holdings, Inc., acting as development-stage biotech financier operating through a dedicated investment vehicle tentatively named BCM Decentralized Science Investors I, LP (the “Fund”).

2. Transaction Overview

The updated structure introduces OSR Holdings, Inc. as a direct counterparty to this Term Sheet alongside Vaximm AG. Under the revised framework:

●	OSRH will provide a development financing facility of up to $30,000,000 to Vaximm, drawable by Vaximm as needed to support clinical development of VXM01.

●	In return, the BCME Fund will be responsible for up to $815,000,000 in milestone payments, payable directly to OSR Holdings, Inc. (rather than to Vaximm AG), allowing OSR Holdings to receive licensing-related cash flows directly.

●	Royalties from any Ultimate Licensee will be passed through per the delta-recovery mechanism described in Section 5, with payments flowing to OSR Holdings, Inc.

●	BCME shall have an equity participation right as described in Section 6.

BCME’s business model is that of a financial and licensing intermediary:

●	BCME (through the Fund) will develop VXM01 to the extent necessary to negotiate and conclude an Ultimate License Agreement with a global pharmaceutical company.

●	BCME does not assume a standalone commercial royalty obligation. Instead, BCME will pass through royalties from the Ultimate Licensee to OSRH, subject to the delta-recovery mechanism described in Section 5.

3. Grant of License

Vaximm AG grants BCME:

●	Exclusive, worldwide, sublicensable rights to VXM01 for all indications;

●	Rights to develop, register, manufacture, commercialize, co-promote, or out-license VXM01;

●	Rights to engage any Ultimate Licensee of Licensee’s choosing.

All existing and future Vaximm intellectual property relating to VXM01 is included within the scope of the license.

4. Financial Consideration

4.1 Development Financing Facility

OSR Holdings, Inc. shall provide Vaximm AG a development financing facility of up to $30,000,000, drawable by Vaximm as needed to support clinical development of VXM01. The facility replaces the prior structure whereby upfront payments were made directly by BCME to Vaximm. Drawdowns shall be governed by the terms of the definitive Global License Agreement and any related intercompany facility documentation.

Note on Digital Assets: Provisions for digital asset financing, contemplated in the prior term sheet, have been deferred pending further regulatory clarity applicable to public companies holding and transacting in digital assets. The Parties reserve the right to reintroduce such provisions in future amendments once the regulatory environment is sufficiently defined.

4.2 Clinical, Regulatory & Commercial Milestones

The BCME Fund shall pay up to an additional $815,000,000 in milestone payments, payable directly to OSR Holdings, Inc., upon achievement of clinical, regulatory, and commercial milestones to be detailed in the Definitive Agreement.

Milestone Design Principles:

●	Milestones shall be primarily weighted toward clinical and regulatory achievements, including advancement through Phase 2 and Phase 3 development and regulatory approvals.

●	Purely operational milestones (e.g. patient recruitment thresholds or trial initiation alone) shall be minimized and capped.

●	The milestone schedule shall be consistent with industry-standard oncology licensing transactions, adjusted to reflect the Phase-2b-ready status of VXM01.

5. Ultimate Licensee Out-License & Royalty Pass-Through

Licensee shall actively pursue an Ultimate Licensee (a global pharmaceutical partner) for VXM01. All downstream royalty economics received by Licensee from the Ultimate Licensee shall be treated as follows, with all amounts ultimately payable to OSR Holdings, Inc.:

5.1 Milestone Retention and Accounting

Milestone payments received by Licensee from the Ultimate Licensee belong to Licensee; however, such payments shall be used solely for purposes of calculating the Negative Milestone Delta.

5.2 Negative Milestone Delta and Preferred Return Recovery Mechanism

“Negative Milestone Delta” means:

●	(i) the aggregate milestone payments actually paid by Licensee to OSR Holdings, Inc. pursuant to Section 4.2, plus

●	(ii) the Minimum Preferred Return accrued for the Limited Partners of the Fund, minus

●	(iii) the aggregate milestone payments actually received by Licensee from the Ultimate Licensee.

“Minimum Preferred Return” means a preferred return accruing for the benefit of the Limited Partners of the Fund on capital deployed in connection with VXM01, at a rate not to exceed fifteen percent (15.0%) per annum, compounded annually or otherwise as agreed in the definitive documentation.

If the Negative Milestone Delta is greater than zero:

●	Licensee shall be entitled to full priority recovery of the Negative Milestone Delta;

●	such recovery shall be made using one hundred percent (100%) of all royalty payments received by Licensee from the Ultimate Licensee;

●	until the Negative Milestone Delta has been fully recovered.

5.3 Royalty Pass-Through (After Delta Recovery)

Upon full recovery of the Negative Milestone Delta (including the Minimum Preferred Return):

●	Licensee shall pass through one hundred percent (100%) of all subsequent royalty payments received from the Ultimate Licensee directly to OSR Holdings, Inc.,

Following such recovery, Licensee shall retain no ongoing royalty spread or economic participation in royalties derived from VXM01.

6. Equity Participation Right

OSR Holdings, Inc. shall retain an option to issue up to $15,000,000 of OSRH common stock to the BCME Fund at a price of $10.00 per share, exercisable at OSRH’s sole discretion no earlier than six (6) months following execution of the definitive Global License Agreement (the “Equity Option”).

The Parties acknowledge that:

●	The stated issuance price of $10.00 per share represents a significant premium to the current market price of OSRH common stock.

●	BCME’s willingness to accept shares at such premium pricing is intended to signal BCME’s commitment to the long-term success of VXM01 and to OSR Holdings as its principal public vehicle.

●	The Equity Option is structured to avoid dilution of existing shareholders at depressed market prices, with exercise reserved to OSRH’s discretion.

●	Full terms of the Equity Option, including registration rights and lock-up provisions if any, shall be set forth in the Definitive Agreement.

7. Blockchain-Based Royalty Participation (Conditional)

The Blockchain (“TAC”)-based royalty model applies only if Vaximm elects to draw development capital from the BCM Royalty Fund.

7.1 If Vaximm Draws Capital

Licensor shall contribute a negotiated percentage of its future commercial royalty revenue from VXM01 into a TAC Royalty Distribution Wallet for distribution to TAC holders.

7.2 If Vaximm Does Not Draw Capital

●	No TAC contribution obligation applies.

●	Royalties flow solely through the pass-through mechanism in Section 5.

8. Development, Regulatory, and Commercial Responsibilities

8.1 Licensee Responsibilities

Licensee shall:

●	fund necessary clinical development activities (directly or through BCME-appointed operators);

●	manage activities required for out-licensing;

●	prepare global partnering materials;

●	negotiate the Ultimate License Agreement;

●	maintain KYC/AML-compliant fund operations.

Licensee does not assume independent regulatory or commercial obligations beyond facilitating the out-license, unless mutually agreed.

8.2 Licensor Responsibilities

Vaximm AG shall:

●	cooperate on scientific diligence, data access, regulatory files, CMC packages;

●	provide reasonable assistance for Licensee’s global partnering;

●	maintain IP filings as required.

OSR Holdings, Inc. shall:

●	ensure Vaximm AG fulfills its obligations hereunder;

●	administer the development financing facility to Vaximm and maintain appropriate intercompany records;

●	receive and account for milestone and royalty payments as the designated beneficiary.

9. Intellectual Property

Vaximm AG retains ownership of all underlying intellectual properties. Licensee receives:

●	an exclusive license to all current and future IPs relating to VXM01,

●	rights to prosecute, maintain, expand, or enforce IPs at Licensee’s expense.

10. Term & Termination

10.1 Term

Term continues until the earlier of:

●	expiration of patents worldwide, or

●	the final commercial royalty payment from the Ultimate Licensee.

10.2 Termination

Either party may terminate for:

●	uncured material breach (60 days),

●	bankruptcy/dissolution,

●	regulatory prohibition.

Upon termination:

●	all license rights revert to Vaximm AG;

●	royalties already distributed remain final;

●	Licensee’s delta recovery ceases unless otherwise agreed;

●	the Equity Option, if unexercised, shall lapse.

11. Representations & Warranties

All parties provide standard representations regarding:

●	corporate authority,

●	absence of conflicting obligations,

●	ownership of intellectual property,

●	compliance with applicable regulations.

12. Exclusivity

Upon execution of this Binding Term Sheet, Licensor grants Licensee a 120-day exclusivity period to finalize the Definitive Agreement, perform diligence, and structure milestone schedules. The Parties shall target execution of the definitive Global License Agreement by April 30, 2026.

13. Governing Law

●	This Term Sheet and the Definitive Agreement shall be governed by the laws of Switzerland (Canton of Basel).

●	TAC-related mechanisms shall be subject to arbitration under the Swiss Arbitration Centre rules.

14. Binding Terms

Except for provisions expressly stated to be non-binding, this Term Sheet is binding upon the Parties, including:

●	Grant of License

●	Financial Consideration

●	Milestone and Royalty Mechanics

●	Equity Participation Right

●	Exclusivity

●	Confidentiality

●	Governing Law

●	Independent Fairness Opinion

Execution of the Definitive Agreement remains subject to customary conditions, including completion of Licensor’s board review and receipt of an independent third-party fairness opinion.

15. Independent Fairness Opinion

15.1 Fairness Opinion Requirement

The Parties acknowledge that this transaction constitutes a related-party transaction, as Vaximm AG, OSR Holdings, Inc., and BCM Europe AG are affiliated entities. As a condition to the binding effectiveness of this Term Sheet, the Parties shall jointly engage an independent third-party valuation firm with recognized expertise in life-science and biopharmaceutical licensing transactions (the “Valuation Firm”) to provide a written fairness opinion (the “Fairness Opinion”).

15.2 Scope of Fairness Opinion

The Fairness Opinion shall address whether the financial terms and overall consideration contemplated by this Binding Term Sheet are fair, from a financial point of view, to:

●	(i) Vaximm AG,

●	(ii) OSR Holdings, Inc., and

●	(iii) the stockholders of OSR Holdings, Inc.,

in each case, taking into account the fair market value of VXM01 and customary industry benchmarks for comparable oncology licensing transactions.

15.3 Timing and Process

The Valuation Firm shall be engaged promptly following execution of this Binding Term Sheet, and the Parties shall cooperate in good faith to provide all information reasonably requested by the Valuation Firm.

15.4 Effect of Fairness Opinion

●	If the Fairness Opinion concludes that the terms are fair and reasonable from a financial point of view, this Term Sheet shall remain binding in accordance with its terms, subject to execution of the Definitive Agreement.

●	If the Fairness Opinion concludes that the terms are not fair from a financial point of view, either Party may terminate this Term Sheet without liability (other than with respect to provisions expressly stated to survive termination), unless the Parties mutually agree to amend the economic terms to address the conclusions of the Fairness Opinion.

15.5 Costs

The costs and expenses of the Valuation Firm shall be borne equally by Licensor and Licensee, unless otherwise agreed by the Parties.

16. Signatures

For OSR Holdings, Inc.	For Vaximm AG

/s/ Gihyoun Bang		/s/ Dr. Andreas Niethammer
Name:	Gihyoun Bang	Name:	Dr. Andreas Niethammer
Title:	Chief Financial Officer	Title:	Chief Executive Officer
Date:	3/23/2026	Date:	3/23/2026

For BCM Europe AG

/s/ Ralf Kubli
Name:	Ralf Kubli
Title:	Chief Operating Officer
Date:	3/27/2026